UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2004

DUNE ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27897	95-4737507
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 1600, Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 963-4635

(Former name or former address, if changed since last report)

Item 5. Other Events.

     A. On June 3, 2004, Dune Energy, Inc. (the “Company”) closed its previously announced transaction with Penroc Oil, Inc. (“Penroc”), pursuant to which the Company purchased 34.98% of Penroc’s working interests in the Los Mogotes Field located in Zapata County, Texas, for the purchase price of $874,500. The effective date of the closing was May 28, 2004. Pursuant to the terms of the Closing Agreement between the Company and Penroc, in the ninety (90) days following the closing, there will be certain post-closing accounting adjustments made to properly allocate and distribute income and expenses between the parties. A Copy of the Closing Agreement and the Assignment, Conveyance and Bill of Sale are filed as Exhibits 99.1 and 99.2 respectively, hereto and are incorporated by reference herein.

     The Los Mogotes field is one of the leading onshore U.S. development projects held by its operator, Pogo Producing Company (NYSE: PPP), and is one of the most significant fields under development in the highly prolific South Texas Wilcox trend. The field produces from the Upper and Lower Asche at 7,000-8,500 feet, the Charco at 9,000-11,000 feet and the Lobo formations at 12,000-14,000 feet. Between two and four productive zones have been encountered in the bulk of the wells drilled to date. A copy of the Company’s Press Release announcing the closing of its Los Mogotes acquisition is filed as Exhibit 99.3 hereto and is incorporated by reference herein.

     B. As previously reported in the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on May 19, 2004, the Company issued 35,464,397 shares of its common stock (adjusted for the 1-for-2 reverse stock split, effective May 21, 2004) to Itera Holdings BV (“Itera BV”), for the aggregate purchase price of $12,000,000. A copy of the Stock Purchase Agreement between the Company and Itera BV, dated as of May 10, 2004 (together with the schedules and exhibits thereto) was attached as an Exhibit to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on May 12, 2004, and is incorporated by reference herein.

     Effective as of the closing of the transaction with Itera BV, the Company amended its Bylaws so as to increase the number of persons constituting the complete Board of Directors of the Company to seven (7). Per the terms of the Stock Purchase Agreement, three (3) of the Company’s then current Directors, Messrs. Alan Gaines, Richard Cohen and Steven Barrenechea continued to serve as Directors. On May 19, 2004, Itera BV elected the following three (3) persons to serve on the Board: Mr. Valery G. Otchertsov, Ms. Raissa S. Frenkel and Mr. Steven M. Sisselman. The biographies of the new Directors are filed as Exhibit 99.4 hereto and incorporated by reference herein. Currently, there is one vacancy on the Board of Directors which is expected to be filled by a designee of Itera BV, in the near future.

     C. Effective as of the closing of the transaction with Itera BV, the Company amended its Operating Agreement with Vaquero Oil & Gas, Inc. (“VOG”), with respect to certain matters relating to Vaquero Partners LLC (“Vaquero”). Pursuant to the terms of the Amended and Restated Operating Agreement, a copy of which is filed as Exhibit 99.5 hereto, VOG fixed its Membership Interest in Vaquero at 15%. The Company will hold the remaining 85% Interest in Vaquero. Under the prior agreement, VOG’s Interest in Vaquero could have increased to 40% upon Vaquero achieving certain revenues.

     Also effective as of the closing of the transaction with Itera BV, the Company amended that certain drilling agreement with VOG dated August 22, 2003 and amended on November 17, 2003, to provide that VOG be paid (i) $25,000 a month for its services through November 2004 and (ii) $12,500 a month for its services through May 2005. In addition, on May 19, 2004, the Company issued 29,167 shares of its common stock (adjusted for the 1-for-2 reverse stock split, effective May 21, 2004) to VOG.

Item 7. Exhibits.

Exhibit No.	Description

99.1	Closing Agreement dated as of May 28, 2004 between the Company and Penroc Oil Corporation.
99.2	Assignment, Conveyance and Bill of Sale
99.3	Press Release announcing purchase of Company’s interests in Los Mogotes
99.4	Biographies of new Directors of the Company
99.5	Amended and Restated Operating Agreement of Vaquero Partners

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUNE ENERGY, INC.

DATE:	June 3, 2004	By:	/s/ Alan Gaines

Alan Gaines
Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Closing Agreement dated as of May 28, 2004 between the Company and Penroc Oil Corporation.
99.2	Assignment, Conveyance and Bill of Sale
99.3	Press Release announcing purchase of Company’s interests in Los Mogotes
99.4	Biographies of new Directors of the Company
99.5	Amended and Restated Operating Agreement of Vaquero Partners